UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-55430

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2015, Resource Real Estate Opportunity REIT II, Inc. (the “Company”), through its operating partnership, entered into an agreement to purchase a multifamily community located in Chapel Hill, North Carolina (the “Chapel Hill Property”) from an unaffiliated seller, Farrington Lake Apartments NF L.P., a Delaware limited partnership. The Chapel Hill Property is a multifamily community with 411 units located on an approximately 39-acre site with amenities, including but not limited to a clubhouse, a business center, and two outdoor pools. The contract purchase price for the Chapel Hill Property is approximately $46.8 million, excluding closing costs.

On April 21, 2015, the Company made an earnest money deposit of $1.0 million. The Company will be obligated to purchase the Chapel Hill Property only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the Chapel Hill Property with proceeds from its ongoing initial public offering. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit up to $1.0 million of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: April 23, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)